                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MEDIRISK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                (MEDIRISK LOGO)

                         TWO PIEDMONT CENTER, SUITE 400
                            3565 PIEDMONT ROAD, N.E.
                          ATLANTA, GEORGIA 30305-1502

                                 April 14, 1999

To Our Stockholders:

     You are cordially invited to attend our 1999 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 20, 1999 at 10:30 a.m. at the Grand Hyatt Atlanta, 3300 Peachtree Road, N.E., Atlanta, Georgia. No presentations or briefings are on the agenda for this meeting.

     Even if you plan to attend, please complete the enclosed proxy card and return it in the enclosed envelope so that your shares will be voted. You will still be able to vote your shares in person if you attend the meeting and would like to revoke your proxy.

     This year, we have simplified the Proxy Statement to make it easier to understand. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English, and we support this effort. If you have any questions about the Annual Meeting, Proxy Statement or the accompanying materials, please call our Secretary, Barry W. Burt, at (404) 364-6700.

     I look forward to seeing you at the meeting.

                                          Sincerely yours,
                                          /S/ MARK A. KAISER

                                          MARK A. KAISER
                                          Chairman of the Board &
                                          Chief Executive Officer

                                 MEDIRISK, INC.

                         TWO PIEDMONT CENTER, SUITE 400
                            3565 PIEDMONT ROAD, N.E.
                          ATLANTA, GEORGIA 30305-1502

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1999

     The 1999 Annual Meeting of Stockholders of Medirisk, Inc. will be held on May 20, 1999 at 10:30 a.m. at the Grand Hyatt Atlanta, 3300 Peachtree Road, N.E., Atlanta, Georgia for the following purposes:

     (i)  To elect two directors for three-year terms;

     (ii)  To amend the 1998 Long-Term Incentive Plan; and

     (iii) To transact other business properly coming before the meeting;

     Stockholders who owned Medirisk common stock at the close of business on March 22, 1999 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at the meeting.

                                          By Order of the Board of Directors
                                          (/s/ Barry W. Burt)

                                          BARRY W. BURT
                                          Vice President, General Counsel &
                                          Secretary

Atlanta, Georgia
April 14, 1999

     YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 20, 1999

Our Board of Directors is soliciting proxies for the 1999 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set March 22, 1999 as the record date for the meeting. Stockholders who owned shares of Medirisk common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 7,403,643 shares of Medirisk common stock outstanding on the record date.

Voting materials, which include the Proxy Statement, proxy card, 1998 Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 1998, are being mailed to stockholders on or about April 14, 1999.

In this Proxy Statement:

     - "we" and "our" refers to Medirisk, Inc.,

     - "1998 Plan" means the 1998 Long-Term Incentive Plan, and

     - the "Board" means the Board of Directors of Medirisk, Inc.

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, the stockholders of Medirisk will consider and take action on the following matters and on such other matters as may properly come before the meeting:

PROPOSAL 1.   ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with the term of office of each class ending in successive years. The terms of the directors in Class 3 expire at this Annual Meeting. The directors of Class 1 and Class 2 will continue in office until the 2000 and 2001 annual meetings, respectively. At the present time, there are two directors in Class 1, one director in Class 2, and two directors in Class 3. The stockholders are being asked to vote for the election of the two directors in Class 3.

INFORMATION RELATING TO NOMINEES AND DIRECTORS

The table set forth below sets forth (1) the names of the nominees and of the directors continuing in office, (2) their ages, (3) the year in which they were first elected directors, (4) their position with Medirisk (if any), (5) their principal occupations and employers for at least the last five years, and (6) any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

                       NOMINEES FOR ELECTION OF DIRECTORS
                     FOR THREE-YEAR TERMS TO EXPIRE IN 2002

                                    CLASS 3
                     TERMS EXPIRING AT 1999 ANNUAL MEETING
--------------------------------------------------------------------------------

       NAME,                            POSITIONS WITH MEDIRISK,
      AGE AND                         PRINCIPAL OCCUPATIONS DURING
     YEAR FIRST                         AT LEAST PAST FIVE YEARS
  ELECTED DIRECTOR                      AND OTHER DIRECTORSHIPS
  ----------------                    ----------------------------
   Mark A. Kaiser     Mr. Kaiser is Chairman of the Board and Chief Executive
         41           Officer of Medirisk. Before joining Medirisk, Mr. Kaiser was
        1991          Vice President of Sales and Marketing for Charter Medical
                      Corporation, the nation's largest chain of psychiatric
                      hospitals. Mr. Kaiser also served as Senior Vice President of Marketing at TelecomUSA, where he worked from the early stages of the company until its acquisition by MCI
                      Communications Corporation. Mr. Kaiser is a member of the
                      Board of Directors of R.S. Andrews Enterprises, Inc., a
                      national home services contractor. Mr. Kaiser holds Bachelor of Science degrees in Computer Science and Mathematics from
                      Furman University.
  Robert P. Pinkas    Mr. Pinkas is Chairman of the Board, Chief Executive
         45           Officer, Treasurer and a director of Brantley Capital
        1991          Corporation, a publicly-traded, closed-end investment
                      company. Mr. Pinkas was the founding partner of Brantley
                      Venture Partners, L.P., a venture capital fund started in
                      1987. Mr. Pinkas also led the formation of three other
                      Brantley Venture Partners partnerships. Mr. Pinkas currently serves as Chairman of the Board of Gliatech, Inc., as well as a director of Quad Systems Corporation, Pediatric
                      Services of America, Inc. and Waterlink, Inc. Mr. Pinkas
                      holds both Bachelor of Arts in Government and Master of
                      Science in History degrees from Harvard University, and a
                      Juris Doctor degree from the University of Pennsylvania.

VOTE REQUIRED; RECOMMENDATION

The affirmative vote of a plurality of the shares of Medirisk common stock represented and entitled to vote at the Annual Meeting (provided a quorum is present) is necessary for the election of each of the nominees. The Board recommends that stockholders vote FOR the election of the nominees. Withholding authority to vote with respect to any one or more nominees will constitute a vote against such nominee(s).

                         MEMBERS OF BOARD OF DIRECTORS
                              CONTINUING IN OFFICE

                                    CLASS 1
                     TERMS EXPIRING AT 2000 ANNUAL MEETING
--------------------------------------------------------------------------------

      NAME,                            POSITIONS WITH MEDIRISK,
     AGE AND                         PRINCIPAL OCCUPATIONS DURING
    YEAR FIRST                         AT LEAST PAST FIVE YEARS
 ELECTED DIRECTOR                      AND OTHER DIRECTORSHIPS
 ----------------                    ----------------------------
  Keith O. Cowan     Mr. Cowan has served as Vice President-Corporate Development
        42           for BellSouth Corporation since May 1996. He is responsible
       1997          for managing the merger and acquisition activities of
                     BellSouth and its operating subsidiaries, including the
                     identification of acquisition candidates, and the
                     structuring and negotiation of transactions. Prior to
                     joining BellSouth, Mr. Cowan was a partner with Alston &
                     Bird LLP, a law firm based in Atlanta, Georgia, which is
                     Medirisk's primary outside legal counsel. Mr. Cowan holds a
                     Bachelor of Arts degree from the University of North
                     Carolina at Chapel Hill and a Juris Doctor degree from the
                     University of Virginia.

      NAME,                            POSITIONS WITH MEDIRISK,
     AGE AND                         PRINCIPAL OCCUPATIONS DURING
    YEAR FIRST                         AT LEAST PAST FIVE YEARS
 ELECTED DIRECTOR                      AND OTHER DIRECTORSHIPS
 ----------------                    ----------------------------
    William M.       Dr. McClatchey is a physician practicing in Atlanta,
 McClatchey, M.D.    Georgia, specializing in primary care internal medicine and
        51           rheumatology. He has practiced medicine at the Piedmont
       1997          Clinic in Atlanta since 1979. He is a member of the American
                     College of Physicians, serving on its Committee on Medical
                     Informatics from 1986 until 1992 and as Chairman of that
                     committee from 1990 to 1992. Dr. McClatchey is President and serves on the Board of Trustees of Georgia Health Decisions,
                     Inc., a community-based not-for-profit organization working for comprehensive healthcare reform in Georgia. Dr.
                     McClatchey is a member of the Georgia Coalition for Health, a 32-member group charged by Governor Zell Miller to devise a proposal to reform Georgia's Medicaid program. In
                     addition, Dr. McClatchey is a member of the Board of
                     Directors and Executive Committee of the Georgia Health
                     Policy Center at Georgia State University and a member of
                     the Information Systems Steering Committee for Promina
                     Health System.

                                    CLASS 2
                     TERMS EXPIRING AT 2001 ANNUAL MEETING
--------------------------------------------------------------------------------

 Michael J. Finn     Mr. Finn is President and a director of Brantley Capital
        49           Corporation and is President and a director of Brantley
       1992          Capital Management, Ltd., investment advisor to Brantley
                     Capital. From 1987 to 1995, Mr. Finn was Vice President of
                     the Venture Capital Group of Sears Investment Management Co.
                     in Chicago, Illinois. Mr. Finn is also a director of Rhomas
                     Group, Inc., Silvon Software, and Pediatric Services of
                     America, Inc. Mr. Finn holds both Bachelor of Science in
                     Urban Planning and Master of Science in Land Economics and
                     Finance degrees from Michigan State University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

The Board held seven meetings in 1998. Each director attended at least 75% of all Board and applicable committee meetings during 1998. This table describes the Board's committees. The Board does not have a Nominating Committee or a committee serving a similar function.

Audit Committee. The Audit Committee, presently composed of Mr. Finn and Dr. McClatchey, is responsible for recommending independent auditors, reviewing the scope and results of the audit engagement with the independent auditors and establishing and monitoring our financial policies and control procedures. The Audit Committee met one time during 1998.

Compensation Committee. The Compensation Committee, presently composed of Mr. Cowan and Pinkas, is responsible for establishing salaries, bonuses and other compensation for our executive officers and administering our stock incentive plans (other than the Nonmanagement Directors' Stock Option Plan). While the Compensation Committee held no formal meetings during 1998, it took numerous actions by unanimous written consents.

Nonmanagement Directors' Stock Option Plan Committee. The Nonmanagement Directors' Stock Option Plan Committee, which is comprised of Mr. Kaiser and Mr. Pinkas, is responsible for administering our Nonmanagement Directors' Stock Option Plan. The Nonmanagement Directors' Stock Option Plan Committee did not meet in 1998.

DIRECTORS' COMPENSATION

We do not pay directors who are also employees of Medirisk additional consideration for their service as directors. In 1998, compensation for nonemployee directors included the following:

     - an annual retainer of $5,000

     - $1,000 for each Board meeting attended in person ($250 if attended by telephone)

     - $250 for each Board committee meeting attended in person or by telephone

     - expenses of attending Board and committee meetings.

Nonemployee directors also participate in the Nonmanagement Directors' Stock Option Plan. This Plan provides for the issuance of nonqualified stock options to nonemployee directors. Under the Plan, each eligible director received an initial grant of 10,000 options after our initial public offering in 1997 and further grants of 5,000 options on each of December 31, 1998 and December 31, 1997. The Nonmanagement Directors' Plan provides that each new director elected to our Board will be granted an option to purchase 10,000 shares of Medirisk common stock as of his or her first day of service. Thereafter, each eligible director will be granted, as of the last business day of each fiscal year, an option to purchase 5,000 shares of Medirisk common stock. In addition, each eligible director will be granted, as of the date of exercise of any option granted, an option to purchase an additional number of shares equal to the number, if any, of the shares of Medirisk common stock tendered in payment of the exercise price. The exercise price of options granted under the Nonmanagement Directors' Plan are equal to the fair market value of Medirisk's common stock on the date of grant and become exercisable in one-third increments over three years following the date of grant. Nonemployee directors are also entitled to participate in the 1998 Plan, although to date no grants have been made to nonemployee directors under the 1998 Plan.

Directors who are employees of Medirisk are entitled to participate in the 1998 Employee Stock Purchase Plan.

PROPOSAL 2.   AMENDMENT TO 1998 PLAN

Our Board and stockholders have previously approved the 1998 Plan. The 1998 Plan is intended to promote the success and enhance the value of Medirisk by linking the personal interests of employees, officers and directors to the interests of the stockholders, and by providing the employees, officers and directors with an incentive for outstanding performance. Currently, there are 500,000 shares of Medirisk common stock available for awards under the 1998 Plan. The proposed amendment to the 1998 Plan would increase the number of shares of Medirisk common stock available for awards under the 1998 Plan by 350,000 to 850,000. If you would like more information about the 1998 Plan, a summary of its terms is included as an Appendix to this Proxy Statement.

VOTE REQUIRED; RECOMMENDATION

The affirmative vote of the holders of a majority of the shares of Medirisk common stock represented and entitled to vote at the Annual Meeting (provided a quorum is present) is necessary to approve the proposed amendment to the 1998 Plan to increase the maximum number of shares of Medirisk common stock reserved for issuance under the 1998 Plan. The Board recommends that stockholders vote FOR the approval of the proposed amendment to the 1998 Plan.

OUR EXECUTIVE OFFICERS

The executive officers of Medirisk are Mr. Kaiser (who is discussed above), Kenneth M. Goins, Jr., Thomas C. Kuhn III, Marsha L. Ballard, Robert P. French, O.B. Rawls, IV and Barry W. Burt.

Kenneth M. Goins, Jr. (age 40) has served as President and Chief Operating Officer since October 1998. Prior to that, Mr. Goins served as Executive Vice President and Chief Financial Officer from December 1996 to

October 1998 and as Vice President, Finance and Administration and Chief Financial Officer from April 1996 until December 1996. From 1985 until 1996, Mr. Goins held various management positions with First Data Corporation and its predecessors First Financial Management Corporation and MicroBilt Corporation. During his tenure at First Data, Mr. Goins served as Chief Financial Officer of Unified Merchant Services, a credit card processing joint venture with NationsBank, N.A. While at MicroBilt and First Financial, Mr. Goins was involved in several acquisitions in the information and software industries. Prior to joining MicroBilt, Mr. Goins held various positions with Colonial Life and Accident Insurance Company, based in Columbia, South Carolina. Mr. Goins holds a Bachelor of Science degree in Business Administration from the University of South Carolina and is a Certified Public Accountant.

Thomas C. Kuhn III (age 36) has been Senior Vice President and Chief Financial Officer since October 1998. Prior to that, Mr. Kuhn served as Controller since joining Medirisk in 1996. Mr. Kuhn was appointed Principal Accounting Officer of Medirisk in March 1998, after having been appointed Vice President-Finance and Administration in August 1997. Prior to joining Medirisk, from 1992 to 1996, Mr. Kuhn held various positions with First Data Corporation and its predecessors First Financial Management Corporation and MicroBilt Corporation, including Vice President of Working Capital Management for First Financial and Controller of MicroBilt. From 1987 to 1992, Mr. Kuhn was in public accounting with Clayton, Miller and Company in Atlanta, Georgia, and from 1984 until March 1987, he was with Arthur Young and Company in Atlanta, Georgia. Mr. Kuhn holds a Bachelor of Science degree in Business Administration from the University of South Carolina and is a Certified Public Accountant.

Marsha L. Ballard (age 47) has been Senior Vice President and Group General Manager since October 1998. She joined Medirisk in June of 1998 upon Medirisk's acquisition of Sweetwater Health Enterprises, Inc. ("Sweetwater"). Ms. Ballard was a founding principal of Sweetwater in 1992 and continues to serve as its President. Prior to Sweetwater, from 1988 to 1991, Ms. Ballard served as President and Chief Executive Officer of Parkside Health Management Corporation, a Chicago based managed care organization. Concurrently, Ms. Ballard served as a senior executive with Lutheran General Health System, an integrated healthcare delivery system headquartered in Park Ridge, Illinois. From 1985 to 1988, Ms. Ballard served as President and Chief Executive Officer of Emerald Health Insurance Company and Emerald Health Network, a health insurance and healthcare network. Ms. Ballard, a registered nurse, is the former Chairwoman and a current board member of the American Accreditation HealthCare Commission/URAC, a member of the Pfizer/AAHP Quality Council and a diplomat of the American College of Healthcare Executives. She holds a Bachelor of Arts degree in Health Administration from Roosevelt University and a Masters of Business Administration from Northwestern University.

Robert F. French (age 56) has been Senior Vice President and Group General Manager of the Company since October 1998. He joined Medirisk in June of 1998 upon Medirisk's acquisition of Sweetwater. Mr. French was a founding principal of Sweetwater at its creation in 1992 and served as its Chairman until its acquisition by Medirisk, and he continues to serve at its President of Professional Services. Prior to Sweetwater, from 1990 to 1992, Mr. French served as Vice President of VHA, Inc. where he developed and implemented managed care strategies and support services for member hospitals and regional healthcare systems. From 1981 to 1990, Mr. French served as Senior Vice President of Lutheran General Health System. Mr. French has also served as a Regional Director for Technicon Medical Information Systems and Vice President of the Chicago Hospital Council. Mr. French holds both Bachelor of Science in Engineering and Masters of Business Administration degrees from the University of Michigan.

O.B. Rawls, IV (age 47) has been Senior Vice President and Group General Manager since he joined Medirisk in December 1997. Prior to joining Medirisk, from 1995 to 1997, Mr. Rawls held several positions with First Data Corporation, including General Manager-International Partnership in which he negotiated and implemented an international merchant processing joint venture. From August 1995 until May 1997, Mr. Rawls served as President of Unified Merchant Services. From 1983 until 1995, Mr. Rawls was an executive with NationsBank and its predecessor NCNB National Bank, including Senior Vice President/Division Executive of Merchant Card Services from 1993 until 1995. Mr. Rawls holds a Bachelor of Science Degree from East Carolina University and an Executive Masters of Business Administration from Queens College.

Barry W. Burt (age 43) has served as Vice President and Corporate Counsel of the Company from joining Medirisk in August 1996 until November 1998, when he was also appointed General Counsel. Mr. Burt also served as Director of Administration of the Company from August 1996 through August 1997. Prior to joining the Company, Mr. Burt provided legal services to private clients from December 1995 through August 1996. Mr. Burt served as Vice President and Corporate Counsel with First Data Corporation and its predecessor, First Financial Management Corporation, from November 1989 through November 1995. While at First Financial, Mr. Burt was involved in a number of acquisitions in the information and software industries and served as primary legal counsel to several of First Financial's subsidiaries. From 1985 until 1988, Mr. Burt was Vice President and Legal Counsel for Johnstown American Companies, a real estate services company headquartered in Atlanta, and from 1982 to 1985 was an associate with the Atlanta law firm of Powell, Goldstein, Frazer & Murphy. Mr. Burt is admitted to practice law in the State of Georgia, and holds both Juris Doctor and Masters of Business Administration degrees from the University of Georgia, as well as a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows how much Medirisk common stock is owned by the directors, the executive officers named in the Summary Compensation Table, and persons or entities known by Medirisk to own more than 5% of Medirisk's outstanding common stock, as of March 22, 1999.

                                                  NUMBER OF SHARES                   PERCENT OF
                                                   OF COMMON STOCK       RIGHT TO    OUTSTANDING
                     NAME                       BENEFICIALLY OWNED(1)   ACQUIRE(2)     SHARES
                     ----                       ---------------------   ----------   -----------
Brantley Venture Partners II, L.P.(3)                   522,745               --         7.1%
Mark A. Kaiser                                          196,983(4)       141,612         4.5%
Keith O. Cowan                                            1,000            8,332           *
Michael J. Finn                                         528,945(5)         8,332         7.2%
William M. McClatchey, M.D.                             142,000(6)         8,332         2.0%
Robert P. Pinkas                                        527,745(7)         8,332         7.2%
Kenneth M. Goins, Jr.                                    41,044(8)        31,240         1.0%
Thomas C. Kuhn III                                        5,536(9)         6,298           *
O. B. Rawls, IV                                           2,356(10)        8,000           *
Barry W. Burt                                             2,618(11)        6,298           *
Barrett C. O'Donnell(12)                                371,000               --         5.0%
Weiss, Peck & Greer(13)                                 433,000               --         5.8%
Goldman Sachs(14)                                       891,500               --        12.0%
All directors and executive officers as a
  group (11 members)                                  1,026,652(15)      226,776        16.4%

------------------------------------
 * Less than one percent.

 (1) Includes shares for which the named person or entity (a) has sole voting and investment power, or (b) has shared voting and investment power with his or her spouse, unless otherwise indicated in the footnotes.
 (2) Shares that can be acquired through stock option exercises through May 21, 1999.
 (3) The address of Brantley Venture Partners II, L.P. is 20600 Chagrin Boulevard, Suite 1150 Tower East, Cleveland, Ohio 44122.
 (4) Includes 9,091 shares available under a Restricted Stock Award under the 1998 Plan.
 (5) Includes 522,745 shares owned by Brantley Venture Partners II, L.P., of which Mr. Finn is a partner of its general partner.
 (6) Includes 10,000 shares owned by Dr. McClatchey's wife, 4,000 shares owned by a trust for the benefit of Dr. McClatchey's adult child of which Dr. McClatchey is trustee, and 2,000 shares owned by a trust for the benefit of Dr. McClatchey's minor child of which Dr. McClatchey is trustee.
 (7) Includes 522,745 shares owned by Brantley Venture Partners II, L.P., of which Mr. Pinkas is a partner of its general partner.
 (8) Includes 200 shares held by Mr. Goins' children and 6,364 shares available under a Restricted Stock Award under the 1998 Plan.
 (9) Includes 3,636 shares available under a Restricted Stock Award under the 1998 Plan.

(10) Includes 1,818 shares available under a Restricted Stock Award under the 1998 Plan.
(11) Includes 1,818 shares available under a Restricted Stock Award under the 1998 Plan.
(12) The address of Mr. O'Donnell is c/o O'Donnell Davis, P. O. Box 7395, Princeton, New Jersey 08543-7395.
(13) The address of Weiss, Peck & Greer is One New York Plaza, New York, New York 10004-1950.
(14) The address of Goldman Sachs is 85 Broad Street, New York, New York 10004.
(15) Two unnamed executive officers are married to each other. Includes a total of 4,276 shares owned by the respective spouses of said executive officers as well as a total of 1,818 shares available under respective Restricted Stock Awards under the 1998 Plan to said executive officers. Each such executive officer disclaims any beneficial ownership rights over those shares owned by his or her spouse.

EXECUTIVE COMPENSATION

The following table shows the compensation paid during fiscal years 1998 and 1997 to each person serving as Medirisk's Chief Executive Officer during any part of either fiscal year and Medirisk's four most highly-compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 1998.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                       YEAR ENDED DECEMBER 31
                                                                     ---------------------------
NAME AND PRINCIPAL POSITIONS                                  YEAR    SALARY     BONUS     OTHER
----------------------------                                  ----   --------   --------   -----
Mark A. Kaiser                                                1998   $235,000   $110,370   $955(1)
  Chairman of the Board and Chief Executive Officer           1997   $200,500   $ 95,000     --
Kenneth M. Goins, Jr.                                         1998   $177,348   $ 73,762     --
  President and Chief Operating Officer                       1997   $141,711   $ 50,000     --
Thomas C. Kuhn III                                            1998   $119,054   $ 15,000     --
  Senior Vice President and Chief Financial Officer           1997   $101,335   $ 20,000     --
O.B. Rawls, IV                                                1998   $160,000   $  7,500     --
  Senior Vice President and Group General Manager             1997   $ 13,050         --     --
Barry W. Burt                                                 1998   $105,875   $ 12,750     --
  Vice President and General Counsel                          1997   $ 83,543   $  5,000     --

------------------------------------

(1) Represents payment of premium on life insurance policy.

                          OPTION GRANTS IN FISCAL 1998
--------------------------------------------------------------------------------

                                                                                      POTENTIAL REALIZABLE
                                                                                            VALUE AT
                                                                                       GRANT DATE ASSUMING
                                                                                         ANNUAL RATES OF
                                                                                           STOCK PRICE
                          SECURITIES       % OF TOTAL                                   APPRECIATION FOR
                          UNDERLYING     OPTIONS GRANTED    EXERCISE                     OPTION TERM($)
                            OPTIONS      TO EMPLOYEES IN     OR BASE     EXPIRATION     ----------------
         NAME            GRANTED(#)(1)   FISCAL YEAR(%)    PRICE($/SH)      DATE         5%         10%
         ----            -------------   ---------------   -----------   ----------      --         ---
Mark A. Kaiser              32,480              6%          $21.8750      5/31/08     $446,830   $1,132,354
                            61,112             12%          $ 2.3125      9/10/08     $ 88,876   $  225,230
Kenneth M. Goins, Jr.       46,570              9%          $ 2.3125      9/10/08     $ 67,728   $  171,635
Thomas C. Kuhn III          24,626              5%          $ 2.3125      9/10/08     $ 35,814   $   90,760
O.B. Rawls, IV              20,000              4%          $ 2.3125      9/10/08     $ 29,086   $   73,711
Barry W. Burt               15,000              3%          $21.2500      3/31/08     $200,460   $  508,005
                            20,626              4%          $ 2.3125      9/10/08     $ 29,997   $   76,018

------------------------------------

(1) All options granted vest at the rate of 20% per year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

     The following table presents certain information concerning options exercised by our executive officers in 1998 and the fiscal year-end value of any unexercised stock options that they hold.

                                                       NUMBER OF SECURITIES
                                                            UNDERLYING               VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          SHARES                       AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(1)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                    EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   -----------   -------------   -----------   -------------
Mark A. Kaiser                 --            --       139,014        146,860       $616,625       $283,158
Kenneth M. Goins, Jr.          --            --        21,496        100,074       $ 56,627       $210,097
Thomas C. Kuhn III             --            --         6,298         43,328       $ 11,324       $ 83,172
O.B. Rawls, IV                 --            --         8,000         52,000             --       $ 53,750
Barry W. Burt                  --            --         1,999         43,627             --       $ 55,432

------------------------------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1998 and the exercise price of the executive officer's options.

EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

Each of Mark A. Kaiser, Kenneth M. Goins, Jr. and Thomas C. Kuhn III is a party to an employment agreement with Medirisk. Mr. Kaiser serves as Chairman of the Board and Chief Executive Officer, Mr. Goins serves as President and Chief Operating Officer and Mr. Kuhn serves as Chief Financial Officer. Each Employment Agreement has an initial term of three years, with automatic one-year renewals thereafter, unless either party gives 60 days' advance notice of nonrenewal.

The Employment Agreements provide that Mr. Kaiser, Mr. Goins and Mr. Kuhn will receive base salaries of $235,000, $175,000 and $140,000, respectively. The base salary of each officer may be increased annually at the discretion of the Compensation Committee. In addition, each of Mr. Kaiser and Mr. Goins is eligible to receive an annual bonus of up to 50% of base salary, and Mr. Kuhn is eligible to receive an annual bonus of up to 25% of base salary (based upon Medirisk's achievement of performance goals established by the Compensation Committee).

Under the employment agreements, Mr. Kaiser, Mr. Goins and Mr. Kuhn are also entitled to participate in all of Medirisk's employee benefit plans. In addition, they each were granted stock options during 1998 and each is entitled to receive annual grants of stock options on the first and second anniversaries of their respective agreements in the following amounts: Mr. Kaiser (32,480), Mr. Goins (25,000), and Mr. Kuhn (15,000). The exercise prices for the option grants will equal the fair market value of Medirisk common stock on the date of grant. All of the options granted under the Employment Agreements vest ratably over five years from the date of grant or immediately upon the sale or other change in control of Medirisk.

Each Employment Agreement also contains a nondisclosure covenant, as well as covenants not to divert business or employees from Medirisk for two years following termination. In the event any of the above-named officers terminates his employment for good cause (as defined in the Employment Agreement), or if Medirisk terminates employment other than for good cause (as defined in the Employment Agreement), the officer will be entitled to continue to receive his base salary for a period of twelve months following termination. If Medirisk terminates employment for cause (as defined in the Employment Agreement), such officer will receive his base salary for a period of one month after the termination date. If the officer terminates his employment without good reason (as defined in the Employment Agreement), Medirisk's obligation to pay his base salary will terminate as of the date of termination, and Medirisk will pay his base salary accrued through the date of termination.

If within twelve months following a change in control of Medirisk (as defined in the Employment Agreement), either Medirisk terminates the employment of the officer without cause or such officer resigns from a declined reassignment of his job that is not reasonably equivalent in responsibility or compensation or that is not in the same geographic area, then such officer shall receive an amount equal to two multiplied by the sum of his base salary (as then in effect) plus an amount of annual bonus for the current year (which will be calculated as if the date of termination was the last day of the current annual period). This severance payment will be paid by Medirisk in a single lump-sum payment not later than thirty days after termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 1998, the members of our Compensation Committee were Mr. Pinkas and Mr. Cowan, neither of which served as an officer or employee of Medirisk during the 1998 fiscal year. The current members of the Compensation Committee continue to be Mr. Pinkas and Mr. Cowan. There are no "interlocks" (as defined by the Securities and Exchange Commission) with respect to any member of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Decisions and recommendations regarding the compensation of Medirisk executive officers are made by the Compensation Committee of the Board of Directors, which is composed entirely of directors who do not serve as officers or employees of Medirisk. During 1998, the Compensation Committee was comprised of Messrs. Pinkas and Cowan. Set forth below is a report of the members of the Compensation Committee during 1998 concerning Medirisk's compensation policies for 1998. The following report is not subject to incorporation by reference in any filings made by Medirisk with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee of the Board of Directors establishes compensation policies and programs for executive officers and other members of senior management. Subject to any employment agreements that are in place, the Compensation Committee establishes base compensation, approves increases in base compensation and determines bonus compensation for Medirisk's (1) Chairman of the Board and Chief Executive Officer, (2) President and Chief Operating Officer and (3) Senior Vice President and Chief Financial Officer. In addition, the Compensation Committee has authority to approve the recommendations of senior management regarding annual base and bonus compensation for all other officers and senior employees. The Compensation Committee also has exclusive authority to approve all stock option and other stock-based incentive awards granted to executive officers and other employees. The Compensation Committee considers both internal and external data in determining officers' compensation, including relevant industry executive compensation data.

COMPENSATION PHILOSOPHY

Medirisk's compensation philosophy is for a substantial portion of the annual compensation of each executive officer to be contingent on company performance, as well as the individual contributions of each officer. As a result, much of each executive officer's compensation is "at risk," with annual bonus compensation (assuming 100% of target levels are attained) accounting for not less than 20% of total cash compensation. The purpose of this philosophy is to align executive compensation closely with the achievement of both annual and long-range company objectives, thereby serving the interests of stockholders. Medirisk also seeks to provide competitive compensation packages when compared to companies of a similar size in similar industries, which assists in attracting and retaining highly qualified executives.

COMPENSATION PROGRAM

Medirisk's executive compensation program has three major components, all of which are intended to implement Medirisk's compensation philosophy:

     1. Base Salary. Base annual salaries for the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer and Senior Vice President and Chief Financial Officer are established by employment agreement and are reviewed annually. Base salaries for other executive officers are established when the officers are employed and are reviewed annually. In establishing and reviewing base salaries, the Compensation Committee bases its decisions on competitive pay practices of comparable companies, the skills and performance of the individual executive, the needs and resources of Medirisk, and the expenses that would be incurred in recruiting a new executive to fill a vacated position.

     2. Cash Bonuses. Annual cash bonuses are made available to senior management based upon the attainment of specified business and personal goals.

     Bonuses paid in 1998 were based on Medirisk's performance in 1997. These bonus amounts were determined pursuant to an incentive compensation program established by the Compensation Committee for 1997. The program was intended to provide cash incentive bonuses based on Medirisk's achievement of short-term goals that were consistent with its long-term goals and to promote the compensation philosophy that a substantial portion of executive compensation be at risk. It was the Compensation Committee's subjective assessment that an incentive bonus equal to 50% of base salary (the level established for Mr. Kaiser in his employment agreement) was an appropriate percentage for all executive officers to have at risk pursuant to the 1997 incentive compensation program. The annual bonuses payable under the 1997 incentive compensation program were based on company performance measured against targeted earnings-per-share goals for 1997 established by the Compensation Committee. Medirisk exceeded the earnings-per-share targets established for the 1997 incentive compensation program, and the associated bonuses paid in 1998 were increased accordingly. These bonus payments are reported in the compensation table for 1998 presented above.

     The Compensation Committee adopted a similar incentive compensation program for executive officers in 1998. Like the 1997 program, the 1998 program was intended to provide cash incentive bonuses based on the achievement of company goals and to place a substantial portion of executive compensation at risk. Again, the Compensation Committee determined that an incentive bonus equal to 50% of base salary was an appropriate percentage for all then-executive officers to have at risk pursuant to the 1998 incentive compensation program. The annual bonus under the 1998 incentive compensation program was to be based on company performance measured against targeted earnings-per-share goals for 1998 established by the Compensation Committee. If the actual performance for 1998 was less than the target, the bonus would be reduced, and if the actual performance for 1998 was greater than the target, the bonus would be increased. Medirisk did not meet the earnings-per-share targets established for 1998, and bonuses to be paid to executive officers in 1999 pursuant to the 1998 incentive compensation program will be reduced accordingly. Bonuses payable pursuant to the 1998 incentive compensation program will be paid in 1999 and, therefore, are not reported in the compensation table for 1998 presented above.

     In addition, the Compensation Committee separately determined to pay discretionary bonuses in 1999 to certain executive officers. These discretionary bonuses were awarded (1) to compensate certain executive officers for their individual efforts notwithstanding company performance and (2) to retain key executive officers by providing compensation packages that are competitive when compared with companies similarly situated to Medirisk. These bonuses were awarded and will be paid in 1999 and, therefore, are not reported in the compensation table for 1998 presented above.

     3. Equity-Based Incentive Compensation. The Company provides equity-based incentives to key employees through the Medirisk, Inc. 1996 Stock Incentive Plan and the Medirisk, Inc. 1998 Long-Term Incentive Plan (collectively, the "Stock Incentive Plans"). The Compensation Committee administers the Stock Incentive Plans. The Compensation Committee approves grants of stock options to key employees commensurate with their positions when they join the company and considers additional discretionary grants of stock options or other stock-based incentive awards on an annual basis based on performance.

     All stock options granted since Medirisk's initial public offering in January 1997 have been granted with an exercise price equal to the fair market value of Medirisk common stock on the date of grant (based on the last sale price per share reported by the Nasdaq National Market on such date). The Compensation Committee believes that this pricing practice will generally continue in the future. Historically, all options have vested over five years from the date of grant to provide incentive to key employees to remain with Medirisk, and the Compensation Committee intends to continue this practice. The Compensation Committee has the authority to shorten this vesting period in its discretion. The purpose of the Stock Incentive Plans is to provide the economic incentives associated with stock ownership to key employees, to create management incentives to improve stockholder value and, through the use of vesting periods, to encourage executives and other key employees to remain with Medirisk and focus on long-term results. The Stock Incentive Plans also permit the grant of stock appreciation rights, restricted stock awards and long-term incentive bonuses.

     Medirisk and Mark A. Kaiser, Chairman of the Board and Chief Executive Officer of Medirisk, entered into a new three-year employment agreement effective on August 18, 1998. Pursuant to the terms of Mr. Kaiser's previous employment agreement, Medirisk granted 32,480 stock options to Mr. Kaiser on May 31, 1998, with an exercise price of $21.875 per share. In compliance with the terms of his new employment agreement, Medirisk granted 32,480 stock options to Mr. Kaiser on September 10, 1998 with an exercise price of $2.3125 per share. This new employment agreement also requires Medirisk to grant an additional 32,480 stock options on each of August 18, 1999 and August 18, 2000. Medirisk and Kenneth M. Goins, Jr., President and Chief Operating Officer of Medirisk, entered into a three-year employment agreement effective on August 21, 1998. In compliance with the terms of that employment agreement, on September 10, 1998, Medirisk granted 25,000 stock options to Mr. Goins with an exercise price of $2.3125 per share. Mr. Goins' employment agreement also requires Medirisk to grant an additional 25,000 stock options on each of August 21, 1999 and August 21, 2000. Medirisk and Thomas C. Kuhn III, Senior Vice President and Chief Financial Officer of Medirisk, entered into a three-year employment agreement effective on November 4, 1998. Prior to entering into that employment agreement, on September 10, 1998, Medirisk granted 24,626 stock options to Mr. Kuhn with an exercise price of $2.3125 per share. Mr. Kuhn's employment agreement also requires Medirisk to grant an additional 15,000 stock options on each of November 4, 1999 and November 4, 2000. In addition to the foregoing grants, on September 10, 1998, as part of a broad-based grant of stock options to all employees of the Company, Medirisk granted an additional 28,632 stock options to Mr. Kaiser with an exercise price of $2.3125 per share, and an additional 21,570 options to Mr. Goins also with an exercise price of $2.3125 per share. All options granted to Messrs. Kaiser, Goins and Kuhn in 1998 vest over five years from the date of grant, subject to acceleration upon a change in control of Medirisk.

OTHER EXECUTIVE COMPENSATION

Medirisk's executives also participate in the benefit programs that are available to all Medirisk employees generally, including an employee stock purchase plan, a 401(k) savings plan (which permits matching contributions) and medical, life and disability insurance benefits. Medirisk does not maintain any other pension or retirement programs. Medirisk generally does not provide executive perquisites such as club memberships.

The Securities and Exchange Commission requires all Compensation Committees to discuss how they intend to deal with the cap on deductibility of compensation over $1.0 million for executive officers. Given current compensation levels, the Compensation Committee does not believe it is necessary to consider this issue at this time. Medirisk intends to take necessary steps to ensure that its compensation policies maximize the deductibility of compensation paid to executives; however, the Compensation Committee may determine that nondeductible payments are appropriate in light of a particular executive's performance or particular circumstances.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

Mr. Kaiser's 1998 compensation was derived from commitments under his employment agreement. In February 1998, the Compensation Committee approved a discretionary increase in Mr. Kaiser's base salary to $235,000, a 16.3% increase over his base salary for 1997. In approving such increase, the Compensation Committee considered its experience with, and knowledge of, the compensation of chief executive officers of similar companies, as well as Mr. Kaiser's importance to Medirisk and its operations. At that time, Mr. Kaiser also received bonus compensation of $110,370, representing 55% of his 1997 base salary, as a result of Medirisk having exceeded all of the earnings-per-share targets for 1997 as established by the Compensation Committee pursuant to the 1997 incentive compensation program described above. Mr. Kaiser's target annual bonus of 50% of base salary is established in his employment agreement. Mr. Kaiser's employment agreement also provides that the amount of his annual bonus is to be determined based upon Medirisk's achievement of performance goals established by the Compensation Committee. In compliance with Mr. Kaiser's employment agreements, Medirisk also granted Mr. Kaiser 32,480 options in each of May 1998 and September 1998 as discussed above. When it approved Mr. Kaiser's new employment agreement in August 1998, the Compensation Committee determined that the equity-based compensation awards provided for in the agreement were necessary for the retention of Mr. Kaiser and to provide added incentive to achieve Medirisk's short-term and long-term goals.

                                          COMPENSATION COMMITTEE

                                          ROBERT P. PINKAS, Chairman
                                          KEITH O. COWAN

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for Medirisk's common stock, the Nasdaq National Market (U.S. Companies) and the Hambrecht & Quist Technology Index, each of which assumes an initial value of $100 and reinvestment of dividends. The graph begins on January 30, 1997, the date on which our Common Stock began trading on the Nasdaq National Market.

                                                                      Nasdaq Stock
               Measurement Period                                        Market             H&Q
             (Fiscal Year Covered)                 Medirisk, Inc.        (U.S.)          Technology
01/30/97                                                       100               100               100
12/31/97                                                       107               115               106
12/31/98                                                        49               162               166

INDEPENDENT AUDITORS

The firm of KPMG LLP audited our financial statements for the 1998 fiscal year, and our Board intends to continue to use the services of this firm for the 1999 fiscal year. A representative of KPMG LLP is expected to attend the Annual Meeting in order to respond to questions from the stockholders and will have the opportunity to make a statement.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

If you want us to consider including a proposal in our 2000 Proxy Statement, you must deliver it to the Secretary of Medirisk at our principal executive office no later than December 7, 1999.

SECTION 16(A) BENEFICIAL OWNER REPORTING COMPLIANCE

Medirisk believes that during 1998, all filings with the Securities and Exchange Commission of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Medirisk common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, with the following exceptions: directors Michael J. Finn and Robert P. Pinkas each failed to timely file a Form 4 following the exercise by Brantley Venture Partners II, L.P. of warrants to purchase Medirisk common stock during 1998.

GENERAL INFORMATION

Stockholders of record as of the close of business on March 22, 1999 are entitled to notice of and to vote upon all matters at the Annual Meeting. As of the close of business on March 22, 1999, there were outstanding 7,403,643 shares of Medirisk common stock.

Management is not aware of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated by proxies will vote in accordance with their best judgment on such matters.

Our Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 1998, which includes audited financial statements, accompany this Proxy Statement.

Medirisk will bear all costs of soliciting proxies. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of Medirisk, personally, by telephone or by facsimile. Medirisk does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

                                                                        APPENDIX

GENERAL DESCRIPTION OF THE 1998 PLAN
--------------------------------------------------------------------------------

PURPOSE

The purpose of the Incentive Plan is to promote the success and enhance the value of the company by linking the personal interests of employees, officers and directors to those of the stockholders, and by providing such persons with an incentive for outstanding performance.

AWARDS

The Incentive Plan authorizes the granting of awards to our employees, officers and directors in the following forms: (a) options to purchase shares of Medirisk common stock, which may be incentive stock options or non-qualified stock options; (b) stock appreciation rights ("SARs"); (c) performance shares; (d) restricted stock; (e) dividend equivalents; and (f) other stock-based awards, including unrestricted stock awards.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a company may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers of the company. The 1998 Plan is designed to comply with Code Section 162(m) so that the grant of options and SARs under the plan, and other awards, such as performance shares, that are conditioned on the performance goals described in the 1998 Plan, will be excluded from the calculation of annual compensation for purposes of Section 162(m) and will be fully deductible by Medirisk.

Subject to adjustment as provided in the 1998 Plan, the current aggregate number of shares of Medirisk common stock reserved and available for awards or which may be used to provide a basis of measurement for, or to determine the value of, an award (such as with a SAR or performance share) is 500,000, of which no more than 20% may be granted in the form of restricted stock awards. The aggregate number of shares available for awards under the 1998 Plan is proposed to be increased by 350,000 to 850,000, of which no more than 20% may be granted in the form of restricted or unrestricted stock awards. The maximum number of shares of Medirisk common stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the 1998 Plan to any one participant is 100,000. The maximum fair market value (measured as of the date of grant) of any awards (other than options and SARs) that may be received by a participant during any one calendar year under the 1998 Plan is $1,000,000.

ADMINISTRATION

The 1998 Plan is administered by our Board's Compensation Committee. The Compensation Committee has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the 1998 Plan; and make all other decisions and determinations that may be required under, or as the Compensation Committee deems necessary or advisable to administer, the 1998 Plan.

LIMITATIONS ON TRANSFER; BENEFICIARIES

No unexercised or restricted award may be assigned or transferred by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualifying domestic relations order. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

ACCELERATION UPON CERTAIN EVENTS

Upon a participant's death or disability, all awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or SARs will thereafter continue or lapse in accordance with the other provisions of the 1998 Plan and the award agreement. In the event of a Change in Control (as defined in the 1998 Plan), all outstanding awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding awards will lapse, except in certain limited circumstances described in the 1998 Plan relating to pooling-of-interests accounting treatment for business combinations. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control but which the Board deems to be, or to be reasonably likely to lead to, an effective change in control, the Compensation Committee or the Board may, in their respective sole discretion, declare all outstanding awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding awards to lapse, in each case as of such date as the Compensation Committee or the Board may, in their respective sole discretion, declare, which may be on or before the consummation of such transaction or event. In addition, the Compensation Committee may, in its sole discretion, accelerate the vesting of an award at any time, in whole or in part.

TERMINATION AND AMENDMENT

The Board may amend, modify or terminate the 1998 Plan without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the 1998 Plan may adversely affect any award previously granted, without the written consent of the participant. The Compensation Committee may amend, modify or terminate any outstanding award without approval of the participant; provided, however, that such amendment, modification or termination may not, without the participant's consent, reduce or diminish the value of such award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. Absent the prior approval of the stockholders, no outstanding award shall be (i) repriced by lowering its exercise price, (ii) canceled with subsequent replacement at a lower exercise price, or (iii) regranted with a lower exercise price.

FEDERAL INCOME TAX CONSEQUENCES

Nonqualified Stock Options. Under present federal income tax regulations, there are no federal income tax consequences to either Medirisk or the participant upon the grant of a non-discounted non-qualified stock option. However, the participant will realize ordinary income on the exercise of the non-qualified stock option in an amount equal to the excess of the fair market value of Medirisk common stock acquired upon the exercise of such option over the exercise price, and Medirisk will be entitled to a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of Medirisk common stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

Incentive Stock Options. Under present federal income tax regulations, there are no federal income tax consequences to either Medirisk or the participant upon the grant of an incentive stock option. Although the participant will not realize ordinary income upon his exercise of an incentive stock option, the difference between the exercise price and the fair market value of the shares at the time of exercise of the incentive stock option will be treated as an item of tax preference for alternative minimum tax purposes. If the participant holds the shares of Medirisk common stock for the greater of two years after the date the incentive stock option was granted or one year after the acquisition of the shares of Medirisk common stock, the difference between the aggregate exercise price and the amount realized upon disposition of the shares of Medirisk common stock will constitute long-term capital gain or loss, and Medirisk will not be entitled to a federal income tax deduction. If the shares of Medirisk common stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the lesser of (1) the gain realized by the participant upon such disposition, or (2) the excess of the fair market value of Medirisk common stock purchased at the time of exercise over the aggregate exercise price, and Medirisk will be entitled to a federal income tax deduction equal to that amount. The gain in excess of that amount realized by the participant as ordinary income would be taxed as a capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

     SARs. Under present federal income tax regulations, a participant receiving a non-discounted SAR will not recognize income, and Medirisk will not be allowed a tax deduction, at the time the award is granted.

When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Medirisk common stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to Medirisk.

     Performance Shares. Under present federal income tax regulations, a participant receiving performance shares will not recognize income, and Medirisk will not be allowed a tax deduction, at the time the award is granted. When a participant receives payment of performance shares, the amount of cash and the fair market value of any shares of Medirisk common stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to Medirisk.

     Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and Medirisk will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of Medirisk common stock less any amount paid by the participant for the stock, and Medirisk will be entitled to a corresponding tax deduction at that time. A participant will recognize ordinary income on any dividends paid on the shares of restricted stock when the dividends are received, and Medirisk will have a corresponding deduction (unless the participant elected to recognize income upon grant of the restricted stock, in which case Medirisk could not deduct the dividends).

                BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     As of March 22, 1999, awards had been granted or approved for grant under the 1998 Plan to the following persons and groups. Any future awards will be made at the discretion of the Compensation Committee.

------------------------------------------------------------------------------------------------------------------
                                                                      1998 PLAN
                                                   OPTIONS                         RESTRICTED STOCK AWARDS
------------------------------------------------------------------------------------------------------------------
                                           DOLLAR            NUMBER OF             DOLLAR            NUMBER OF
NAME AND POSITION                         VALUE(1)            OPTIONS             VALUE(2)             SHARES
------------------------------------------------------------------------------------------------------------------
 Mark A. Kaiser                           $68,751              61,112             $31,250              9,091
   Chairman of the Board and Chief
   Executive Officer
------------------------------------------------------------------------------------------------------------------
 Kenneth M. Goins, Jr.                    $52,391              46,570             $21,876              6,364
   President and Chief Operating
   Officer
------------------------------------------------------------------------------------------------------------------
 Thomas C. Kuhn III                       $27,704              24,626             $12,499              3,636
   Senior Vice President and Chief
   Financial Officer
------------------------------------------------------------------------------------------------------------------
 O. B. Rawls, IV                          $22,500              20,000              $6,249              1,818
   Senior Vice President and Group
   General Manager
------------------------------------------------------------------------------------------------------------------
 Barry W. Burt                            $23,204              20,626              $6,249              1,818
   Vice President and General
   Counsel
------------------------------------------------------------------------------------------------------------------
 All Executive Officers as a Group        $217,051            192,934             $90,623              26,363
   (including the above)
------------------------------------------------------------------------------------------------------------------
 All Nonexecutive Directors As a             --                  --                  --                  --
   Group (including the above)
------------------------------------------------------------------------------------------------------------------
 All Nonexecutive Employees As a          $289,677            257,491                --                  --
   Group
------------------------------------------------------------------------------------------------------------------

------------------------------------

(1) The dollar value of the above options depends on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise. The closing price per share of Medirisk common stock on March 22, 1999 was $3.4375.
(2) Based on the closing price per share of Medirisk stock of $3.4375 on March 22, 1999.

PROXY                            MEDIRISK, INC.
                PROXY APPOINTMENT SOLICITED BY AND ON BEHALF OF
                             THE BOARD OF DIRECTORS

         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 1999

    The undersigned Stockholder of Medirisk, Inc. (the "Company"), hereby constitutes and appoints Mark A. Kaiser, Kenneth M. Goins, Jr., and Barry W. Burt, or any one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Grand Hyatt Atlanta, 3300 Peachtree Road, N.E., Atlanta, Georgia, on May 20, 1999, at 10:30 a.m., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement both dated April 14, 1999, the receipt of which is acknowledged, in the manner specified below.

    1. ELECTION OF DIRECTORS. On the proposal to elect the following persons to each serve as a Class 3 Director for a three-year period and until his successor is elected and qualified:
                                       CLASS 3
                                   Mark A. Kaiser
                                  Robert P. Pinkas

                            [ ] AUTHORITY GRANTED                          [ ] WITHHOLD AUTHORITY
                            (Except as marked below to the contrary)       (To vote for all nominees listed below)

       (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, LIST NAME BELOW.)

--------------------------------------------------------------------------------

    2. AMENDMENT TO THE MEDIRISK, INC. 1998 LONG-TERM INCENTIVE PLAN. On the proposal to amend the Medirisk, Inc. 1998 Long-Term Incentive Plan to increase the number of shares of Medirisk Common Stock available for awards under the Plan by 350,000 from 500,000 to 850,000:

                            [ ] AUTHORITY GRANTED                          [ ] WITHHOLD AUTHORITY

    3. To vote with their best judgment upon such matters as may properly come before the meeting or any adjournments thereof.

                 [ ] AUTHORITY GRANTED          [ ] WITHHOLD AUTHORITY

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS SET FORTH ON THE REVERSE HEREOF AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

    Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each Stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                SHARES
                                                HELD: --------------------------

                                             -----------------------------------
                                                    SIGNATURE OF STOCKHOLDER

                                             -----------------------------------
                                                  SIGNATURE OF STOCKHOLDER (IF
                                                         HELD JOINTLY)

                                                DATE: --------------------, 1999
                                                          MONTH  DAY